SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 31, 2006

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 31, 2006, MIVA, Inc. initiated a global restructuring and integration plan in order to maximize efficiencies within the company, eliminate unnecessary expenses and better position the company for success in the future. The global restructuring and integration plan was formulated to further the integration of the acquisitions the company has closed since January 2004. Additionally, in recognition of the fact that the company is in a cost competitive industry, the company is regularly looking for ways to improve its cost efficiency and to more closely align cost with expected revenue. With this current global restructuring and integration plan, the company expects it will realign its headcount and in so doing, eliminate many current redundant positions within the company. The realignment is expected to be completed by June 15, 2006. As a result of the plan and the departure of certain former executives of the company, including the former Chief Executive Officer and the former President, as previously reported on Form 8-K, the company expects to reduce cash operating expenses by approximately $6 million on an annualized basis. In connection with the plan the company expects to record a pre-tax charge for employee termination benefits of approximately $0.7 million. As previously disclosed, in conjunction with the departure of certain former executives of the company, the company expects to record an additional charge related to executive compensation severance in the amount of approximately $2 million. These charges are expected to be recognized in the second quarter of 2006.

Additionally, as previously disclosed, the company anticipates recording a total of approximately $3.5 million in non-cash stock compensation expense in the second quarter of 2006. This expense includes the impact of accelerated vesting of restricted stock units in connection with severance of approximately $2.1 million for certain former executives.

This Current Report on Form 8-K contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “intend,” “believe” or “expect” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) the timing of the completion of the global restructuring and integration plan, (2) the anticipated cost savings associated with implementation of the plan, (3) the estimated charges for employee termination benefits and the timing of the recording thereof, and (4) the potential for the global restructuring and integration plan to maximize efficiencies and position the company for success in the future. Additional key risks are described in MIVA’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005, and the most recently filed quarterly report on Form 10-Q. MIVA undertakes no obligation to update the information contained herein.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: June 2, 2006	By:	/s/ Peter Corrao
Peter Corrao
Chief Executive Officer